Exhibit 10.19

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (hereinafter referred to as this “Agreement”), dated 09/01/2021 (the “Effective Date”), by and between KST Family Trust (hereinafter referred to as the “Landlord”), DPH Supplements, Inc whose address is 1620 Commerce St, Corona, California 92878 (hereinafter referred to as the “Sublessor”) and Med X Technologies Inc. (hereinafter referred to as the “Sublessee”). A copy of the original lease (the “Lease”) is attached to this Agreement and is incorporated herein. The Sublessee agrees to comply with all the terms and conditions of the Lease.

PREAMBLE:

WHEREAS, the Landlord is the owner or manager of the real property located at 1620 Commerce St, Corona, California 92878 (hereinafter referred to as the “Premises”); and

WHEREAS, the Sublessor has the consent of the Landlord and wishes to sublease the above-mentioned Premises to the Sublessee upon the terms and conditions contained in this Agreement; and

WHEREAS, the Sublessee wishes to sublease the above-mentioned Premises from Sublessor upon the terms and conditions contained herein;

NOW, THEREFORE, in consideration of all of the mutual promises and covenants set forth herein, the Landlord, Sublessor and Sublessee agree as follows:

TERM

The term of this Agreement shall be for a period of 12 months, commencing on 09/01/2021, unless otherwise stipulated herein.

DELAY IN COMMENCEMENT OF SUBLEASE

In the event that the Sublessor is not able to deliver possession of the Premises to the Sublessee on the aforementioned commencement date, the Sublessor shall not be held liable, nor shall such failure affect the validity of this Agreement or obligations hereunder or extend the term thereof, but in such case as a delay in commencement should occur, the Sublessee shall not be obligated to pay any rent until such time as the Sublessee takes possession of the Premises.

In the event that the Sublessor does not deliver possession of said Premises to the Sublessee within sixty (60) days from the aforementioned commencement date, the Sublessee may, at their sole discretion, by way of written notice to the Sublessor, cancel this Agreement, at which time the parties shall be discharged and released from any and all obligations associated with this Agreement.

SECURITY DEPOSIT

Upon execution of this Agreement, the Sublessee shall pay to the Sublessor a security deposit in the amount of $6,000.00 (the “Security Deposit”). The Security Deposit shall be kept in a separate interest bearing escrow account. Should the Sublessee fail to make the monthly rental payment or other charges which may due hereunder, or otherwise is deemed in default of the terms of this Agreement, the Sublessor may use, apply or retain all or any portion of the Security Deposit to correct the default.

In the event that the Sublessor finds it necessary to make use of the Security Deposit to compensate for the missed payment or to correct a balance due default, the Sublessee shall have ten (10) business days, after written demand from the Sublessor, to restore the Security Deposit amount in full. Failure to restore any deficient amount in the Security Deposit within the time frame allocated shall be deemed a material breach of this Agreement.

Upon completion or expiration of this Agreement, and if the Sublessee has performed and satisfied all conditions and obligations hereunder, the Security Deposit, including any accrued interest, shall be returned or refunded to the Sublessee in full within 30 days after Sublessee has vacated the Premises.

MONTHLY LEASE AMOUNT

The Sublessee shall pay to the Sublessor a monthly rental amount of $9,791.00 on the First day of each month for the duration of the lease term. Upon the signing of this Agreement, the Sublessee shall pay to the Sublessor the first month’s rent.

All future monthly payments shall be hand delivered or mailed to the Sublessor at the address set forth in the preamble or to such other person or place as the Sublessor may designate in writing.

UTILITIES, HEATING & A/C

Sublessor shall be responsible for arranging and paying for all utility services required on its premises.

USE OF PREMISES

The Sublessee shall have complete use and control of the Premises for the duration of this Agreement. The Premises shall be used and occupied exclusively by the Sublessee, and no part of the Premises shall be used at any time during the term of this Agreement by the Sublessee for the purpose of carrying on any business, profession, or trade of any kind, or for any purpose other than as a private residential dwelling. The Sublessee shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises.

The Sublessee shall not keep on the Premises any item of a dangerous, flammable or explosive character that might unreasonably increase the danger of fire or explosion on the Premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

CONDITION OF PREMISES

The Sublessee acknowledges that the Premises are in good repair and in safe and clean condition.

LEAD-BASED PAINT DISCLOSURE

IMAGE OMITTED

This property was not built before 1978. Housing built before 1978 may contain lead-based paint. Lead paint, paint chips and dust can cause health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, landlords and lessors must disclose the presence of lead-based paint hazards in the dwelling. Lessees must also receive a federally-approved pamphlet on lead poisoning prevention.

WASTE, NUISANCE OR UNLAWFUL USE

The Sublessee shall not cause or allow waste on the Premises, or maintain or permit to be maintained a nuisance on the Premises, or use or permit the Premises to be used in an unlawful manner.

ATTORNEY’S FEES

If any legal proceeding is brought for the enforcement of this Agreement, or because of an alleged breach, default or misrepresentation in connection with any provision of this Agreement or other dispute concerning this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees incurred in connection with such arbitration or legal proceeding. The term “prevailing party” shall mean the party that is entitled to recover its costs in the proceeding under applicable law, or the party designated as such by the court.

REDECORATION OR ALTERATIONS

The Sublessee shall not redecorate or make any alterations to the Premises, in any way, that would constitute the making of alterations, or repaint the walls or woodwork, without first obtaining Sublessor’s written consent to the alterations or redecoration.

BINDING EFFECT

This Agreement shall inure to the benefit of and be binding on the heirs, successors, executors, administrators and assignees of the parties.

GOVERNING LAW

This Agreement shall be governed, construed and interpreted by, through and under the laws of the State of California.

AGE OF MAJORITY

The Sublessee states and warrants that they are of the age of majority, being of the age of 18 or older, and have the legal capacity to enter into this Agreement.

ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties, replacing all other written and/or previous agreements.

SEVERABILITY

The parties acknowledge that this Agreement is reasonable, valid and enforceable. However, if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be changed in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

EFFECT OF TITLE AND HEADINGS

The title of the Agreement and the headings of its Sections are included for convenience and shall not affect the meaning of the Agreement or the Section.

WAIVER

The waiver of any breach or violation of any term or condition hereof shall not affect the validity or enforceability of any other term or condition, nor shall it be deemed a waiver of any subsequent breach or violation of the same term or condition. No waiver of any right or remedy under this Agreement shall be effective unless made in writing and executed by the party so to be charged. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

AMENDMENT

This Agreement may only be changed or supplemented by a written amendment, signed by authorized representatives of each party.

INTERPRETATION

The terms of this Agreement shall be construed in accordance with the meaning of the language used and shall not be construed for or against either party by reason of the authorship of this Agreement or any other rule of construction which might otherwise apply.

COUNTERPARTS

This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

LANDLORD

The Landlord, KST Family Trust, by signing this Agreement, approves of the Sublessee’s occupancy of the Premises, subject to the terms and conditions set forth herein.

ADDITIONAL SUBLESSEES OR ROOMMATES

In addition to the aforementioned Sublessee, the following listed adult individual(s) shall also be included in this Agreement and shall be equally bound, responsible, and obligated to the terms and conditions of this Agreement:

Frontrunner Communications

EMERGENCY CONTACT INFORMATION

If during the sublease, any issues or problems arise with the Premises, the Sublessee agrees to contact DPH Supplements Inc at the telephone number of 951-640-4056.

IN WITNESS WHEREOF, the parties hereby execute this Agreement.

/s/ Douglas P. Heldoorn	9-1-21
[Douglas P. Heldoorn]	(Date)

(Sublessor Signature)

DPH Supplements, Inc.

1620 Commerce St.

Corona, CA 92878

/s/ Jeffory A. Carlson	9-1-21
[Jeffory A. Carlson]	(Date)

(Sublessee Signature)

Med X Technologies Inc.

1620 Commerce St.

Corona, CA 92878

DISCLOSURE:

PLEASE BE ADVISED THAT LANDLORD/TENANT LAWS IN YOUR LOCATION MAY REQUIRE ADDITIONAL MODIFICATIONS OR ADDITIONS TO BE MADE TO THIS LEASE AGREEMENT. FORMSWIFT DOES NOT GUARANTEE COMPLIANCE WITH ALL RELEVANT STATE, COUNTY OR LOCAL LAWS FOR YOUR LOCATION. THEREFORE, BEFORE EXECUTING THIS LEASE AGREEMENT YOU SHOULD MAKE SURE ALL TERMS AND CONDITIONS ARE IN COMPLIANCE WITH APPLICABLE LAWS. IF YOU NEED ADDITIONAL INFORMATION BASED ON THE STATE YOU SELECTED PLEASE REFER TO THE WEBSITES LISTED BELOW. THANK YOU.

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